                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            STRATUS PROPERTIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 [STRATUS LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 2002

                            ------------------------

                                                                   April 1, 2002

DATE:                       Thursday, May 16, 2002

TIME:                       1:30 p.m., Central Time

PLACE:                      Barton Creek Resort
                            8212 Barton Club Drive
                            Austin, Texas

PURPOSE:                    - To elect one director;

                            - To vote on a new stock incentive plan; and

                            - To transact such other business as may properly come
                              before the meeting.

RECORD DATE:                Close of business on March 20, 2002.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                            By Order of the Board of Directors.

                                            /s/ KENNETH N. JONES

                                            KENNETH N. JONES
                                            General Counsel and Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     If you plan to ATTEND the meeting, please bring the following:

     1. Proper identification.

     2. Proof of Ownership if your shares are held in "Street Name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is a letter from your broker stating that you owned Stratus Properties Inc. stock on the record date OR an account statement showing that you owned Stratus Properties Inc. stock on the record date.

Only stockholders of record on the record date may attend or vote at the annual meeting.

                            STRATUS PROPERTIES INC.
                      98 SAN JACINTO BOULEVARD, SUITE 220
                              AUSTIN, TEXAS 78701

     The 2001 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about April 1, 2002.

     This proxy statement is furnished in connection with a solicitation of proxies by the board of directors of Stratus Properties Inc. for use at our Annual Meeting of Stockholders to be held on May 16, 2002, and at any adjournments (the meeting).

WHO CAN VOTE

     Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 7,115,995 shares of our common stock outstanding.

VOTING RIGHTS

     Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called "broker non-votes."

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

QUORUM

     A quorum at the meeting is a majority of our common stock entitled to vote, present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

HOW YOUR PROXY WILL BE VOTED

     Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted:

     - in favor of the proposed director nominee; and

     - for the adoption of the 2002 Stock Incentive Plan.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on any other matters that may properly come before the meeting.

     Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you attend the meeting and hold your stock in street name, then you must have a proxy from your broker in order to vote at the meeting.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to assist us in the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $6,500 plus its reasonable out-of-pocket expenses. We may also have our representatives, who will receive no compensation for their services, solicit proxies by telephone, telecopy, personal interview or other means.

STOCKHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to our Corporate Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701 by November 29, 2002.

     If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary, at the above address, by January 15, 2003, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our Corporate Secretary. Failure to comply with our by-law procedures and deadlines may preclude the presentation of your proposal at the next meeting.

CORPORATE GOVERNANCE

     Our board of directors, which held four meetings during 2001, has primary responsibility for directing the management of our business and affairs. Our board currently consists of three members. To provide for effective direction and management of our business, our board of directors has established an audit committee and a corporate personnel committee. Our board does not have a nominating committee.

AUDIT                                                                                MEETINGS
COMMITTEE MEMBERS                         FUNCTIONS OF THE COMMITTEE                 IN 2001
-----------------                         --------------------------                 --------
Michael D. Madden, Chairman               - please refer to the Audit Committee         4
James C. Leslie                             Report

CORPORATE PERSONNEL                                                                  MEETINGS
COMMITTEE MEMBERS                         FUNCTIONS OF THE COMMITTEE                 IN 2001
-------------------                       --------------------------                 --------
James C. Leslie, Chairman                 - please refer to the Corporate               5
Michael D. Madden                           Personnel Committee Report on
                                            Executive Compensation

ELECTION OF DIRECTORS

     Our board of directors has fixed the number of directors at four. On February 26, 2002, Robert L. Adair III resigned from our board and, as a result, we have one vacancy on our board of directors and one vacancy on our audit committee. Our board consists of three classes, each of which serves for three years, with one class being elected each year.

     This table shows the members of the different classes of our board and the expiration of their terms.

CLASS                      EXPIRATION OF TERM                         CLASS MEMBER
-----                      ------------------                         ------------
Class I                    2002 Annual Stockholder Meeting            Michael D. Madden
Class II                   2003 Annual Stockholder Meeting            James C. Leslie
Class III                  2004 Annual Stockholder Meeting            William H. Armstrong III

     Our board has nominated the Class I director named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class I director, unless otherwise directed. If, contrary to our present expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.

INFORMATION ABOUT NOMINEE AND OTHER DIRECTORS

     This table provides certain information as of February 8, 2002 with respect to the director nominee and each other director whose term will continue after the meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                                      YEAR FIRST
                                      PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS      ELECTED A
NAME OF NOMINEE OR DIRECTOR  AGE            AND POSITIONS WITH THE COMPANY             DIRECTOR
---------------------------  ---   ------------------------------------------------   ----------
William H. Armstrong III     37    Chairman of the Board and Chief Executive             1998
                                     Officer of the Company since 1998. President
                                     since 1996. Chief Operating Officer and Chief
                                     Financial Officer until 1998.
James C. Leslie              45    Private investor. Director, President and Chief       1996
                                     Operating Officer of The Staubach Company, a
                                     commercial real estate services firm, from
                                     March 1996 until March 2001. Director of
                                     AMRESCO Capital Trust.
Michael D. Madden            52    Partner of Questor Management Co., merchant           1992
                                     bankers, since March 1999. Chairman of the
                                     Board of Hanover Capital L.L.C., investment
                                     bankers.

DIRECTOR COMPENSATION

Cash Compensation

     Each non-employee and non-officer director receives $500 for attending each board committee meeting as well as an annual fee consisting of (a) $10,000 for serving on our board, (b) $1,000 for each committee on which he serves, and (c) $1,000 for each committee of which he is the chairman. Each director receives a fee of $500 for attending each board meeting and reimbursement for reasonable out-of-pocket expenses incurred in attending our board and committee meetings.

Stock Option Plan for Non-Employee Directors

     Each non-employee and non-officer director is eligible for a grant of options under our 1996 Stock Option Plan for Non-Employee Directors. On September 1 of each year, each eligible director is granted an option to purchase 2,500 shares of our common stock at 100% of the fair market value of the shares on the grant date. Each option granted under this plan expires ten years after the grant date. In accordance with this plan, on September 1, 2001, each eligible director was granted an option to purchase 2,500 shares of our common stock at an exercise price of $9.87.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     This table shows the amount of our common stock each of our directors and named executive officers beneficially owned on February 8, 2002. Our directors and executive officers as a group beneficially owned approximately 4.1% of our common stock. Each individual holds less than 1% of our common stock, with the exception of Mr. Armstrong who beneficially owns approximately 2.7% of our common stock. All shares shown are held with sole voting and investment power. This table also shows the number of shares of our common stock each of our directors and named executive officers could acquire as of April 8, 2002 upon the exercise of options granted pursuant to our stock incentive plans.

                                                           NUMBER OF       TOTAL
                                             NUMBER OF      SHARES       NUMBER OF
                                             SHARES NOT   SUBJECT TO       SHARES
                                             SUBJECT TO   EXERCISABLE   BENEFICIALLY
NAME OF BENEFICIAL OWNER                      OPTIONS       OPTIONS        OWNED
------------------------                     ----------   -----------   ------------
William H. Armstrong III                       10,400       185,625       196,025
John E. Baker                                       0        37,875        37,875
James C. Leslie                                35,500        16,250        51,750
Michael D. Madden                                   0        16,250        16,250
All directors and executive officers as a
  group (5 persons)                            45,900       256,000       301,900

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     This table shows the beneficial owners of more than 5% of our outstanding common stock based on filings with the Securities and Exchange Commission (the
SEC). Unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power. All information is presented as of December 31, 2001, except that the percentage of ownership presented is based on the shares of common stock outstanding as of the record date.

                                                     NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS OF PERSON                          BENEFICIALLY OWNED    CLASS(1)
--------------------------                          ------------------   -----------
Ingalls & Snyder LLC                                    1,402,950(1)        19.7%
61 Broadway
New York, New York 10006

Carl E. Berg                                            1,405,000(2)        19.7%
10050 Bandley Drive
Cupertino, California 95014

Dimensional Fund Advisors Inc.                            404,792(3)         5.7%
1299 Ocean Avenue -- 11th Floor
Santa Monica, California 90401

---------------

(1) Based on the amended Schedule 13G dated February 12, 2002 that Ingalls & Snyder LLC filed with the SEC, Ingalls & Snyder has sole voting and investment power with respect to 176,850 of these shares.

(2) Based on the amended Schedule 13G dated February 13, 2002 filed by Carl E. Berg with the SEC.

(3) Based on the amended Schedule 13G dated February 12, 2002 that Dimensional Fund Advisors Inc. filed with the SEC, Dimensional Fund Advisors disclaims beneficial ownership of all such shares.

                            ------------------------

EXECUTIVE OFFICER COMPENSATION

     This table shows the compensation paid to our chief executive officer in 2001, 2000 and 1999 and to our senior vice president in 2001 (collectively, the named officers), the only two executive officers who we employed in 2001.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                         ANNUAL COMPENSATION                ------------
                             --------------------------------------------    SECURITIES
                                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
William H. Armstrong III     2001   $250,000   $258,000       $   --               --          $31,419
  Chairman of the Board,     2000    247,917    250,000        2,250          260,000           25,248
  President and Chief        1999    225,000    250,000        2,250          100,000           24,000
  Executive Officer
John E. Baker(3)             2001    170,000    136,000           --               --           27,249
  Senior Vice President --
  Accounting

---------------

(1) Consists of matching gifts under a matching gifts program.

(2) Consists of contributions to defined contribution plans, our payments for life insurance policies, and director fees as follows:

                                  PLAN                         DIRECTOR
NAME                   DATE   CONTRIBUTIONS   LIFE INSURANCE     FEES
----                   ----   -------------   --------------   --------
Mr. Armstrong          2001      $27,500          $1,919        $2,000
                       2000       20,792           2,456         2,000
                       1999       22,000              --         2,000
Mr. Baker              2001       25,500           1,749            --

(3) Mr. Baker was elected an executive officer of the company in May 2001.

                            ------------------------

     This table sets forth the information regarding stock option exercises in 2001 by each of the named officers and all outstanding stock options held by each of the named officers as of December 31, 2001. No options were granted to the named officers in 2001.

   AGGREGATE OPTION EXERCISES IN 2001 AND OPTION VALUES AT DECEMBER 31, 2001

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                               OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                 SHARES                     DECEMBER 31, 2001           DECEMBER 31, 2001
                                ACQUIRED      VALUE     -------------------------   -------------------------
NAME                           ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                           -----------   --------   -------------------------   -------------------------
William H. Armstrong III             --           --         157,500/132,500            $228,375/$17,250
John E. Baker                     5,000      $30,500          30,375/ 36,125              15,563/  4,313

                            ------------------------

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The corporate personnel committee is composed of two independent directors who are responsible for the company's executive compensation programs. Our committee's executive compensation philosophy is to:

     - emphasize performance-based compensation that balances rewards for short- and long-term results;

     - tie compensation to the interests of the company's stockholders; and

     - provide a level of total compensation that will enable the company to attract and retain talented executive officers.

Compensation Consultant

     In 2001, we commissioned FPL Associates Consulting (FPL) to perform a comprehensive review of our executive compensation practices. FPL's study compared the base salaries and other elements of compensation of our senior management team against those of a peer group of public community and land developer companies with business operations most comparable to ours, and, to a lesser extent, a peer group of public equity real estate investment trusts with similar total capitalization to our company. FPL issued reports detailing its recommendations for base salary levels, and for annual and long-term incentive programs, including performance measures. Based on our consideration of the FPL reports and discussions with FPL regarding the appropriate level of compensation for our management team, we determined that the base salaries, as well as annual and long-term incentive awards, paid to the company's management team should approximate the median of the community and land developer peer group. Accordingly, we concluded that the base salaries of the management team were at appropriate levels, except that the base salary of William H. Armstrong III, the Chairman of the Board, President and Chief Executive Officer, should be adjusted upward to remain competitive.

Overview of 2001 Compensation

     Executive officer compensation for 2001 included base salary and an annual cash incentive award. Long-term incentive compensation awards, in the form of stock options and restricted stock units, were granted in January 2002, and thus are not part of our 2001 compensation.

Base Salaries

     We established base salaries of the executive officers for 2001 at appropriate levels after consideration of each executive officer's level of responsibility and our assessment of his or her performance and the peer group market practices. Upon consideration of the recommendations of FPL and our desired compensation philosophy, we adjusted the annual salary of Mr. Armstrong from $250,000 to $280,000 effective January 1, 2002.

Annual Incentive Awards

     We provided annual cash incentives to Mr. Armstrong and the company's other officers for 2001 through the company's performance incentive awards program. After consideration of FPL's recommendation concerning appropriate performance measures to be used in our performance incentive awards program, we formulated new guidelines for use in awarding cash incentives for 2002. We also considered FPL's recommendations for 2002 in determining the performance measures to set cash incentive awards for our executive officers for 2001. Under this approach, we determined each officer's award based on a combination of overall corporate performance and individual performance, with the specific allocation reflecting the primary focus of the officer's position and the officer's ability to impact the variables associated with each. Accordingly, we allocated 80% of Mr. Armstrong's potential award to overall corporate performance and 20% to individual performance. In assessing overall corporate performance, we focused on the following four measures, which were weighted according to our determinations as to the impact each has on overall corporate performance: asset value enhancement, fee services growth, capital structure and overhead management.

     Each person selected to participate in the program was assigned a target award based on level of responsibility, which served as a guideline amount. We determined the individual awards to the participants based on our assessment of the performance measures described above and the relative individual allocations. After consideration of the factors described above, we determined that the level of corporate and individual performance achieved in 2001 warranted the payment of a cash bonus to Mr. Armstrong and our other named executive officer in the amounts shown in the Summary Compensation Table.

Long-Term Incentives

     We did not grant long-term incentives to Mr. Armstrong and the company's other officers in 2001. After consideration of the recommendations of FPL and consultation with FPL, we established long-term incentive award guidelines intended to reinforce the relationship between compensation and increases in the market price of the company's common stock and align the officer's financial interests with those of the company's stockholders. Pursuant to our new plan, we will establish target levels based upon the position of each participating officer and then grant long-term incentive awards within those levels based upon our assessment of corporate and individual performance. Participating officers will receive 75% of their long-term incentive awards in the form of restricted stock units and 25% in the form of stock options. Using these new guidelines, we granted long-term incentives to the company's officers in January 2002, in the form of stock options and restricted stock units.

Section 162(m)

     Section 162(m) limits to $1 million a public company's annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Our policy is to structure compensation that will be fully deductible where doing so will further the purposes of the company's executive compensation programs.

            James C. Leslie, Chairman             Michael D. Madden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our corporate personnel committee are Messrs. Leslie and Madden. In 2001, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer served as our director or on our corporate personnel committee.

AUDIT COMMITTEE REPORT

     The audit committee was composed of three directors when it made the recommendations described below. The members of our committee are independent, as defined in the National Association of Securities Dealers' listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our charter describes the functions we perform. Our primary function is to assist the board of directors in fulfilling the board's oversight responsibilities by monitoring (1) the company's development of a system of financial reporting, auditing, internal controls and legal compliance, (2) the operation of the system and (3) the independence and performance of the company's external and internal auditors.

Financial Statement Review; Discussions with Management and Independent Auditors

     We have reviewed and discussed the company's audited financial statements for the year 2001 with management and the company's independent auditors. Management represented to us that the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent auditors their independence from the company and management. We have also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     In addition, we have discussed with the independent auditors the overall scope and plans for their audit, and have met with the independent auditors and management to discuss the results of their examination, their understanding and evaluation of the company's internal controls as they considered necessary to support their opinion on the financial statements for 2001, and various factors affecting the overall quality of the company's financial reporting. The independent auditors also have had opportunities to meet with us without management being present to discuss any of these matters.

     Based on these reviews and discussions, we recommended to the board of directors that the financial statements referred to above be included in the company's annual report on Form 10-K for the year 2001.

Internal Audit

     We also oversee the company's internal audit function, including the selection and compensation of the company's internal auditors. We have discussed with the company's internal auditors the scope of their audit plan, and have met with the internal auditors to discuss the results of their reviews, their evaluation of the company's processes and internal controls, any difficulties or disputes with management encountered during the course of their audit, and other matters relating to the internal audit process.

Independence of External and Internal Audit Functions

     In order to ensure the independence and performance of the company's external and internal audit functions and the independence of the independent auditors from the company and management, we recommended to the board of directors the selection of separate, independent firms for the performance of the company's external and internal audit functions for 2002.

Fees and Related Disclosures for Accounting Services

     Audit and Review Fees. The independent auditors billed the company $73,000 for professional services rendered for the audit of the company's financial statements for 2001 and for the reviews of the unaudited interim financial statements included in the company's Forms 10-Q for 2001.

     Financial Information Systems Design and Implementation Fees. The independent auditors did not provide any financial information systems design and implementation services for 2001.

     All Other Fees. For 2001, the independent auditors billed the company $87,563 for professional services rendered, other than described above under "Audit and Review Fees" and "Financial Information Systems Design and Implementation Fees." These services primarily related to the following:

     - a review of selected internal company processes;

     - technology risk consulting services; and

     - tax consulting and compliance services, the preparation of the company's federal and state tax returns for 2000, and the preparation of the company's estimated tax payments for 2001.

     Consideration of Auditors' Independence. We have considered whether the provision of services covered under the sections entitled "Financial Information Systems Design and Implementation Fees" and "All Other Fees" for 2001 is compatible with maintaining the auditors' independence and have discussed with the auditors their independence from the company and management.

Dated: February 7, 2002

Michael D. Madden, Chairman          Robert L. Adair III         James C. Leslie

SELECTION OF THE INDEPENDENT AUDITORS

     Our board of directors customarily asks that stockholders ratify the board's appointment of our independent auditors. Arthur Andersen LLP has served as our independent auditors since 1992. Because of the uncertainties regarding Arthur Andersen continuing as our independent auditors, our audit committee and board of directors may engage another firm with the capability to serve as our independent auditors to conduct the audit of our financial statements for 2002.

     Arthur Andersen audited our financial statements for 2001 and we have invited one or more of their representatives to attend the meeting. We have asked the representatives to be available to respond to appropriate questions and we will provide them with an opportunity to make a statement.

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index, the Media General Real Estate Development Index, and the Dow Jones U.S. Real Estate Index from 1997 through 2001. This comparison assumes $100 invested on December 31, 1996 in (a) our common stock, (b) the S&P 500 Stock Index, (c) the Media General Real Estate Development Index and (d) the Dow Jones U.S. Real Estate Index used in performance graphs reflected in our proxy statements for prior years. In future years, we intend to measure our performance against the Media General Real Estate Development Index rather than the Dow Jones U.S. Real Estate Index. We believe the Media General Real Estate Development Index, which includes the company, more closely reflects the industry in which we operate and is comprised of companies whose businesses and operations better match those of the company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                 STRATUS PROPERTIES INC., S&P 500 STOCK INDEX, MEDIA GENERAL REAL ESTATE DEVELOPMENT INDEX &
                        DOW JONES U.S. REAL ESTATE INDEX

                              [PERFORMANCE GRAPH]

                                                                           DECEMBER 31,
                                                     ---------------------------------------------------------
                                                      1996      1997      1998      1999      2000      2001
                                                     -------   -------   -------   -------   -------   -------
Stratus Properties Inc. ...........................  $100.00   $172.90   $125.00   $139.58   $166.67   $141.67
S&P 500 Stock Index................................   100.00    133.36    171.47    207.56    188.66    166.24
Media General Real Estate Development Index........   100.00    137.79    101.41     99.20     78.03     89.79
Dow Jones U.S. Real Estate Index...................   100.00    119.92     95.54     89.15    113.68    127.09


* Total Return Assumes Reinvestment of Dividends     [KEY]

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our common stock. During 2001, a report for 2000 declaring Carl E. Berg's status as a 10% stockholder was filed late. Also in 2001, seven reports covering 19 purchases of our common stock by Mr. Berg in 2000 and one report covering three purchases of our common stock by Mr. Berg in 2001 were filed late.

PROPOSAL TO ADOPT A NEW STOCK INCENTIVE PLAN

     Our board of directors unanimously proposes that our stockholders approve the 2002 Stock Incentive Plan, which is summarized below and attached as Annex A to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex A carefully before you decide how to vote.

REASONS FOR THE PROPOSAL

     We believe that our growth depends significantly upon the efforts of our officers, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. Currently, there are no shares of common stock available for grant under our stock incentive plans. So that we may continue to motivate and to reward our key personnel with stock-based awards at an appropriate level, our board believes that it is important that we establish a new equity-based plan at this time.

SUMMARY OF THE 2002 STOCK INCENTIVE PLAN

Administration

     Awards under the 2002 Stock Incentive Plan will be made by the corporate personnel committee of our board of directors, which is currently made up of two independent members of our board. The corporate personnel committee has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the plan.

Eligible Participants

     The following persons are eligible to participate in the 2002 Stock Incentive Plan:

     - our officers (including non-employee officers and officers who are also directors) and employees;

     - officers and employees of existing or future subsidiaries;

     - officers and employees of any entity with which we or a subsidiary has contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

     - consultants and advisers who provide services to us or a subsidiary; and

     - any person who has agreed in writing to become an eligible participant within 30 days.

     A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to limitations to be established by the corporate personnel committee. It is anticipated that the corporate personnel committee's determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual's present and potential contributions to our success. While all employees, consultants and executive, management and legal service providers will be eligible for awards under this plan, we anticipate that awards will be granted to approximately 10 persons, consisting of 7 officers and 3 employees of our company.

Number of Shares

     The maximum number of shares of our common stock with respect to which we will be permitted to grant awards under the 2002 Stock Incentive Plan is 355,000, or 5% of our outstanding common stock as of the record date.

     Awards that may be paid only in cash will not be counted against this share limit. Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, that relate to more than 125,000 shares of our common stock.

     Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. In addition, to the extent that shares are delivered to pay the exercise price of options under the 2002 Stock Incentive Plan, the number of shares delivered will again be available for the grant of awards under this plan, other than the grant of incentive stock options under Section 422 of the Internal Revenue Code. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 150,000 shares. The number of shares with respect to which awards of restricted stock and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 150,000 shares. The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

     On March 20, 2002, the closing price on Nasdaq of a share of our common stock was $8.77.

Types of Awards

     Stock options, stock appreciation rights, limited rights, restricted stock and other stock-based awards may be granted under the 2002 Stock Incentive Plan in the discretion of the corporate personnel committee. Options granted under this plan may be either non-qualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights and limited rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award.

     The corporate personnel committee has discretion to fix the exercise or grant price of stock options, stock appreciation rights and limited rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right or limited right granted in conjunction with an outstanding award). This limitation on the corporate personnel committee's discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The corporate personnel committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option, a stock appreciation right or a limited right have a term exceeding 10 years. This plan prohibits the repricing of stock options without stockholder approval.

     The option exercise price may be paid:

     - in cash;

     - by check;

     - in shares of our common stock that, unless otherwise determined by the corporate personnel committee, have been held by the optionee for six months;

     - if permitted by the corporate personnel committee, through a broker-assisted cashless exercise; or

     - in any other manner authorized by the corporate personnel committee.

     Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The corporate personnel committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

     Limited rights generally are exercisable only during a period beginning not earlier than one day and ending not later than 90 days after the expiration date of any tender offer, exchange offer or similar transaction which results in any person or group becoming the beneficial owner of more than 40% of all classes and series of our outstanding stock, taken as a whole, that have voting rights with respect to the election of our directors (not including preferred shares that may be issued in the future that have the right to elect directors only if we fail to pay dividends). Upon the exercise of a limited right granted under the 2002 Stock Incentive Plan, a participant would be entitled to receive, for each share of our common stock subject to that right, the excess, if any, of the highest price paid in or in connection with the transaction over the grant price of the limited right.

     The corporate personnel committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the corporate personnel committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. A restricted period of at least three years is generally required, with incremental vesting permitted during the three-year period, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more with incremental vesting permitted. Subject to the restrictions provided in the participant's agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.

     The corporate personnel committee may also grant participants awards of our common stock and other awards, including restricted stock units, that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The corporate personnel committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. The terms of the Other Stock-Based Awards will be subject to the rules and regulations that the corporate personnel committee determines.

     Any award under the 2002 Stock Incentive Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the corporate personnel committee determines.

Performance-Based Compensation under Section 162(m)

     Stock options, stock appreciation rights and limited rights, if granted in accordance with the terms of the 2002 Stock Incentive Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The corporate personnel committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The corporate personnel committee will use any or a combination of the following performance measures: earnings, share price, return on assets, an economic value added measure, stockholder return, earnings per share, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities, or increase in cash flow of our company, a division or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the corporate personnel committee, relative to internal goals, or relative to levels attained in prior years.

     If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the corporate personnel committee may provide that all or a portion of the restricted stock and Other Stock-Based Awards will automatically vest. If an award of restricted stock or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

     The corporate personnel committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the 2002 Stock Incentive Plan. As a result, the regulations under
Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders within five years following initial stockholder approval.

Adjustments

     If the corporate personnel committee determines that any stock split, stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2002 Stock Incentive Plan, then the corporate personnel committee has discretion to:

     (1) make equitable adjustments in

        - the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

        - the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

     (2) if appropriate, provide for the payment of cash to a participant.

     The corporate personnel committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

Amendment or Termination

     The 2002 Stock Incentive Plan may be amended or terminated at any time by the board of directors, except that no amendment may be made without stockholder approval if the amendment would:

     - materially increase the benefits accruing to participants under this plan;

     - increase the number of shares of our common stock that may be issued under this plan;

     - materially expand the classes of persons eligible to participate in this plan; or

     - permit repricing of options.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 20, 2002. All of our existing equity compensation plans have been approved by our stockholders.

                                                            OPTIONS &
                                                           RESTRICTED
                                     SHARES AUTHORIZED     STOCK UNITS       OPTIONS      SHARES AVAILABLE
NAME OF PLAN                           FOR ISSUANCE      GRANTED IN 2002   OUTSTANDING        FOR GRANT
------------                         -----------------   ---------------   -----------   -------------------
Stock Option Plan                         425,000                  0         412,188                0
1998 Stock Option Plan                    425,000            104,625*        402,274*               0
1996 Stock Option Plan for Non-
  Employee Directors                      125,000                  0          45,625           76,250
                                          -------            -------        --------           ------
Total                                     975,000            104,625         860,087           76,250
                                          =======            =======        ========           ======

---------------

* Includes 22,726 restricted stock units with the remainder stock options.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     The grant of non-qualified or incentive stock options will not generally result in tax consequences to our company or to the optionee. When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of our common stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to his or her employer.

     Any gain or loss realized by an optionee on disposition of our common stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee's basis in our common stock for determining gain or loss on the disposition will be the fair market value of our common stock determined generally at the time of exercise.

     When an optionee exercises an incentive stock option while employed by us or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of our common stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax. If our common stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if our common stock is disposed of prior to the expiration of such periods (a Disqualifying Disposition), the excess of the fair market value of such common stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.

     If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to an equal number of shares received in replacement. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     We believe that taxable compensation arising in connection with stock options granted under the 2002 Stock Incentive Plan should be fully deductible by the employer for purposes of Section 162(m). Section 162(m) may limit the deductibility of an executive's compensation in excess of $1,000,000 per year.

     The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that the payments, when aggregated with other payments subject to Section 280G, exceed certain limitations. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.

     If permitted by the corporate personnel committee, at any time that a participant is required to pay to us the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of our common stock under the 2002 Stock Incentive Plan, the participant may elect to have us withhold from the shares that the participant would otherwise receive shares of our common stock having a value equal to the amount to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

     This discussion summarizes the federal income tax consequences of the stock options that may be granted under the 2002 Stock Incentive Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences of the stock options.

AWARDS TO BE GRANTED

     The grant of awards under the 2002 Stock Incentive Plan is entirely in the discretion of the corporate personnel committee. The corporate personnel committee has not yet made a determination as to the awards to be granted under the 2002 Stock Incentive Plan, if it is approved by our stockholders at the meeting.

VOTE REQUIRED FOR APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

     Approval of the 2002 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                                                         ANNEX A

                            STRATUS PROPERTIES INC.
                           2002 STOCK INCENTIVE PLAN

                                   SECTION 1

     Purpose. The purpose of the Stratus Properties Inc. 2002 Stock Incentive Plan (the "Plan") is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company's success.

                                   SECTION 2

     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Award" shall mean any Option, Stock Appreciation Right, Limited Right, Restricted Stock or Other Stock-Based Award.

     "Award Agreement" shall mean any notice of grant, written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.

     "Common Stock" shall mean shares of common stock, par value $0.01 per share, of the Company.

     "Company" shall mean Stratus Properties Inc.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Eligible Individual" shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person's first Award under the Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Limited Right" shall mean any right granted under Section 8 of the Plan.

     "Nonqualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

     "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall beneficially own more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends).

     "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of (i) the valuation placed on such securities or property by the person or persons making such Offer, or (ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Other Stock-Based Award" shall mean any right or award granted under
Section 10 of the Plan.

     "Participant" shall mean any Eligible Individual granted an Award under the Plan.

     "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Restricted Stock" shall mean any restricted stock granted under Section 9 of the Plan. "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

     "Shares" shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

     "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

                                   SECTION 3

     (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which

Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

     (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

                                   SECTION 4

     Eligibility. Any Eligible Individual shall be eligible to be granted an Award.

                                   SECTION 5

     (a) Shares Available for Awards.  Subject to adjustment as provided in
Section 5(b):

          (i) Calculation of Number of Shares Available.

           (A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 355,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

           (B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 150,000 Shares.

           (C) Subject to the other provisions of this Section 5(a), the maximum number of Shares with respect to which Awards in the form of Restricted Stock or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the Award relates shall be 150,000 Shares.

           (D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

           (E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan.

           (F) If the exercise price of any Option is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under Section 5(a)(i)(A). However, all of the Shares issued upon exercise shall be deemed issued for purposes of determining the maximum number of Shares that may be issued pursuant to Incentive Stock Options.

        (ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        (iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 125,000 Shares.

        (iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                                   SECTION 6

     (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by
Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

     (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

     (c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Committee) on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (iv) unless the Committee otherwise determines, delivery (including by facsimile) of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to sell a sufficient number of Shares and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; or (v) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of an Option, no Shares shall be issued until the check has been paid in full. If the Committee permits cashless exercises through a broker, as described in (iv) above, the par value of such shares shall be deemed paid in services previously provided to the Company by the Participant. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

                                   SECTION 7

     (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

     (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 8

     (a) Limited Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Limited Rights shall be granted, the number of Shares to be covered by each Award of Limited Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Limited Rights and the other terms thereof. Limited Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any Award. Limited Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Limited Rights shall not be exercisable after the expiration of 10 years after the date of grant and shall only be exercisable during a period determined at the time of grant by the Committee beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer. Except in the case of a Limited Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Limited Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Limited Right on the date of grant or, in the case of a Limited Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

     (b) A Limited Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Limited Right relates, an amount equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Limited Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 9

     (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. The Committee shall also have authority to grant restricted stock units. Restricted stock units shall be subject to the requirements applicable to Other Stock-Based Awards under Section 10. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m), it must meet the additional requirements imposed thereby.

     (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the "Restricted Period"). Each Award of Restricted Stock may have a different Restricted Period. A Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. However, if the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided under Section 12(a) hereof.

     (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

        The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stratus Properties Inc. 2002 Stock Incentive Plan (the "Plan") and a notice of grant issued thereunder to the registered owner by Stratus Properties Inc. Copies of the Plan and the notice of grant are on file at the principal office of Stratus Properties Inc.

     (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

     (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

     (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant's estate, as the case may be.

     (g) Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

     (h) Performance-Based Restricted Stock under Section 162(m). The Committee shall determine at the time of grant if a grant of Restricted Stock is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Restricted Stock shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow or increase in revenues of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock intended to qualify as "performance-based compensation," the grants of Restricted Stock and the establishment of performance measures shall be made during the period required under Section 162(m).

                                   SECTION 10

     (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an "Other Stock-Based Award", which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares, including a restricted stock unit. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 10(b) hereof and meet the additional requirements imposed by Section 162(m).

     (b) Performance-Based Other Stock-Based Awards under Section 162(m). The Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow or increase in revenues of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m).

     (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

                                   SECTION 11

     (a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

        (i) without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend Section 11(c) to permit a reduction in the exercise price of options; or

          (ii) materially impair, without the consent of the recipient, an Award previously granted.

     (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 11(b) no action by the Committee shall cause a reduction in the exercise price of options granted under the Plan without the approval of the stockholders of the Company. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                                   SECTION 12

     (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

     (b) Withholding. (i) A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

        (ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Common Stock having a value equal to the minimum statutory amount required to be withheld for federal, state and local taxes. The value of the shares withheld shall be based on the fair market value of the Common Stock on the date that the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the "Tax Date").

        (iii) Each Election must be made prior to the Tax Date. The Committee may suspend or terminate the right to make Elections at any time.

        (iv) Unless this right is suspended or terminated by the Committee, a Participant may also satisfy his or her total tax liability related to the Award by delivering Shares owned by the Participant. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

     (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will;
(ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the

Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options and Limited Rights granted in tandem therewith may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

     (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

     (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (k) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

     (l) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                   SECTION 13

     Term of the Plan. Subject to Section 11(a), the Plan shall remain in effect until all Awards permitted to be granted under the Plan have either been satisfied, expired or canceled under the terms of the Plan and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

                            STRATUS PROPERTIES INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2002

     The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 16, 2002, at 1:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL
VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

     If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE
________________________________________________________________________________

                          (continued on reverse side)

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                           o  FOLD AND DETACH HERE  o

                                                               Please mark   [X]
                                                               your votes as
                                                               indicated in
                                                               this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
                                                    FOR   WITHHOLD
Item 1 -- Election of the nominee for director.     [ ]      [ ]
          Nominee for director of Stratus
          Properties Inc,

          Michael D. Madden


                                                    FOR    AGAINST   ABSTAIN
Item 2 -- Approval of the proposed 2002 stock       [ ]      [ ]       [ ]
          incentive plan.



Signature(s) ______________________________________ Dated: _______________, 2002
You may specify your votes by marking the appropriate boxes on this aide. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted FOR the election of the nominee for director and FOR
Item 2.

--------------------------------------------------------------------------------
                           o  FOLD AND DETACH HERE  o